Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FOURTH QUARTER 2009 RESULTS

Reports diluted FFO per share of $1.04                        Reports diluted EPS of $0.38

BOSTON, MA, January 26, 2010 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2009.

Results for the quarter ended December 31, 2009

Funds from Operations (FFO) for the quarter ended December 31, 2009 were $146.1 million, or $1.05 per share basic and $1.04 per share diluted. This compares to FFO for the quarter ended December 31, 2008 of $(0.6) million, or $(0.01) per share basic and $(0.01) per share diluted. FFO for the quarter ended December 31, 2009 includes $0.04 per share on a diluted basis related to non-cash impairment charges on the Company’s investment in its Value-Added Fund. FFO for the quarter ended December 31, 2008 includes $1.33 per share on a diluted basis related to non-cash impairment charges on certain of the Company’s investments in unconsolidated joint ventures, $0.05 per share on a diluted basis related to termination income associated with the Company’s termination of its lease with the law firm of Heller Ehrman LLP and $0.05 per share charge on a diluted basis related to the ineffectiveness of certain of the Company’s interest rate hedging contracts. FFO for the quarters ended December 31, 2009 and 2008 also includes additional non-cash interest expense of $0.07 and $0.06 per share on a diluted basis, respectively, related to the Company’s adoption of Accounting Standards Codification 470-20 “Debt with Conversion and Other Options” (formerly known as FSP No. APB 14-1). The weighted average number of basic and diluted shares outstanding totaled 138,761,430 and 140,919,736, respectively, for the quarter ended December 31, 2009 and 120,788,097 and 120,788,097, respectively, for the quarter ended December 31, 2008.

Net income (loss) available to common shareholders was $53.3 million for the quarter ended December 31, 2009, compared to $(98.1) million for the quarter ended December 31, 2008. Net income (loss) available to common shareholders per share (EPS) for the quarter ended December 31, 2009 was $0.38 basic and $0.38 on a diluted basis. This compares to EPS for the fourth quarter of 2008 of $(0.81) basic and $(0.81) on a diluted basis.

Results for the year ended December 31, 2009

FFO for the year ended December 31, 2009 were $606.3 million, or $4.63 per share basic and $4.59 per share diluted. This compares to FFO for the year ended December 31, 2008 of $403.8 million, or $3.37 per share basic and $3.33 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 131,050,184 and 132,972,524, respectively, for the year ended December 31, 2009 and 119,979,810 and 122,759,352, respectively, for the year ended December 31, 2008.

Net income available to common shareholders was $231.0 million for the year ended December 31, 2009, compared to $105.3 million for the year ended December 31, 2008. Net income available to common shareholders per share (EPS) for the year ended December 31, 2009 was $1.76 basic and $1.76 on a diluted basis. This compares to EPS for the year ended December 31, 2008 of $0.88 basic and $0.87 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2009, the Company’s portfolio consisted of 146 properties comprising approximately 50.5 million square feet, including five properties under construction totaling 2.0 million square feet and one hotel. The overall percentage of leased space for the 140 properties in service as of December 31, 2009 was 92.4%.

Significant events during the fourth quarter included:

•

On October 9, 2009, the Company’s Operating Partnership completed a public offering of $700.0 million in aggregate principal amount of its 5.875% senior notes due 2019. The notes were priced at 99.931% of the principal amount to yield 5.884% to maturity. The aggregate net proceeds to the Operating Partnership, after deducting underwriter discounts and offering expenses, were approximately $693.7 million. The notes mature on October 15, 2019, unless earlier redeemed.

•

On October 9, 2009, the Company placed in-service 701 Carnegie Center, an approximately 120,000 net rentable square foot Class A office property located in Princeton, New Jersey. The property is 100% leased.

•	On November 6, 2009, the Company acquired the land parcel at 17 Cambridge Center in Cambridge, Massachusetts for a gross purchase price of approximately $6.0 million.

•

During the quarter ended December 31, 2009, the Company’s Value-Added Fund, an unconsolidated joint venture, recognized a non-cash impairment charge related to its One and Two Circle Star Way properties in San Carlos, California totaling approximately $24.6 million, of which the Company’s share was approximately $4.2 million. In addition, the

Company recognized a non-cash impairment charge of approximately $2.0 million representing the other-than-temporary decline in the fair value below the remaining carrying value of its investment in the Value-Added Fund.

Transactions completed subsequent to December 31, 2009:

•

On January 19, 2010, the Company paid $12.8 million related to the termination of a lease for its 250 West 55th Street project in New York City. The Company announced in February 2009 that it was suspending construction of the 1,000,000 square foot office project. During the first quarter of 2009, the Company recognized costs aggregating approximately $27.8 million related to the suspension of development, which amount included a $20.0 million accrual for leasing related costs. As a result, the Company will recognize approximately $7.2 million of other income during the first quarter of 2010, which amount has been reflected in the guidance below.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter and full year 2010 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	First Quarter 2010			Full Year 2010
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.36	-	$0.38	$1.36	-	$1.51
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.67	-	0.67	2.75	-	2.75
Less:
Projected Company Share of Gains on Sales of Real Estate	0.01	-	0.01	0.01	-	0.01

Projected FFO per Share (diluted)	$1.02	-	$1.04	$4.10	-	$4.25

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, January 27, 2010 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2009 results, the 2010 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or

(281) 913-8731 (International) and entering the passcode 49923056. A replay of the conference call will be available through February 11, 2010, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 49923056. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ fourth quarter 2009 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the first quarter and full fiscal year 2010, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$295,448	$300,544	$1,185,431	$1,129,215
Recoveries from tenants	46,769	50,032	200,899	204,732
Parking and other	15,357	17,663	66,597	68,105

Total rental revenue	357,574	368,239	1,452,927	1,402,052
Hotel revenue	10,277	12,158	30,385	36,872
Development and management services	8,277	9,024	34,878	30,518
Interest and other	1,784	879	4,059	18,958

Total revenue	377,912	390,300	1,522,249	1,488,400

Expenses
Operating:
Rental	124,188	123,479	501,799	488,030
Hotel	7,717	8,846	23,966	27,510
General and administrative	19,506	16,552	75,447	72,365
Interest	88,180	78,862	322,833	295,322
Depreciation and amortization	79,125	79,766	321,681	304,147
Loss from suspension of development	—	—	27,766	—
Net derivative losses	—	7,172	—	17,021
Losses from early extinguishments of debt	—	—	510	—
Losses (gains) from investments in securities	(510)	2,631	(2,434)	4,604

Total expenses	318,206	317,308	1,271,568	1,208,999

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	59,706	72,992	250,681	279,401
Income (loss) from unconsolidated joint ventures	962	(187,559)	12,058	(182,018)
Gains on sales of real estate	2,078	1,946	11,760	33,340

Net income	62,746	(112,621)	274,499	130,723
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(463)	(427)	(2,778)	(1,997)
Noncontrolling interest - common units of the Operating Partnership	(7,841)	16,339	(35,534)	(14,392)
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	(265)	(279)	(1,579)	(4,838)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(860)	(1,075)	(3,594)	(4,226)

Net income attributable to Boston Properties, Inc.	$53,317	$(98,063)	$231,014	$105,270

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.38	$(0.81)	$1.76	$0.88

Weighted average number of common shares outstanding	138,761	120,788	131,050	119,980

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.38	$(0.81)	$1.76	$0.87

Weighted average number of common and common equivalent shares outstanding	139,459	120,788	131,512	121,299

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
	(in thousands, except for share amounts) (unaudited)
ASSETS

Real estate	$9,817,388	$9,560,924
Construction in progress	563,645	835,983
Land held for future development	718,525	228,300
Less: accumulated depreciation	(2,033,677)	(1,768,785)

Total real estate	9,065,881	8,856,422

Cash and cash equivalents	1,448,933	241,510
Cash held in escrows	21,867	21,970
Investments in securities	9,946	11,590
Tenant and other receivables, net of allowance for doubtful accounts of $4,125 and $4,006, respectively	93,240	68,743
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $2,645 and $15,440, respectively	363,121	316,711
Deferred charges, net	294,395	325,369
Prepaid expenses and other assets	17,684	22,401
Investments in unconsolidated joint ventures	763,636	782,760

Total assets	$12,348,703	$10,917,476

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$2,643,301	$2,660,642
Unsecured senior notes, net of discount	2,172,389	1,472,375
Unsecured exchangeable senior notes, net of discount	1,904,081	1,859,867
Unsecured line of credit	—	100,000
Accounts payable and accrued expenses	220,089	171,791
Dividends and distributions payable	80,536	97,162
Accrued interest payable	76,058	67,132
Other liabilities	127,538	173,750

Total liabilities	7,223,992	6,602,719

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 138,958,910 and 121,259,555 shares issued and 138,880,010 and 121,180,655 shares outstanding in 2009 and 2008, respectively	1,389	1,212
Additional paid-in capital	4,373,679	3,559,841
Earnings in excess of dividends	95,433	154,953
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(21,777)	(24,291)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,446,002	3,688,993

Noncontrolling interests:
Common units of the Operating Partnership	617,386	563,212
Property partnerships	5,671	6,900

Total equity	5,069,059	4,259,105

Total liabilities and equity	$12,348,703	$10,917,476

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Net income attributable to Boston Properties, Inc.	$53,317	$(98,063)	$231,014	$105,270

Add:
Noncontrolling interest - redeemable preferred units of the Operating Partnership	860	1,075	3,594	4,226
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	265	279	1,579	4,838
Noncontrolling interest - common units of the Operating Partnership	7,841	(16,339)	35,534	14,392
Noncontrolling interests in property partnerships	463	427	2,778	1,997
Less:
Gains on sales of real estate	2,078	1,946	11,760	33,340
Income (loss) from unconsolidated joint ventures	962	(187,559)	12,058	(182,018)

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	59,706	72,992	250,681	279,401

Add:
Real estate depreciation and amortization (2)	109,153	115,668	446,718	382,600
Income (loss) from unconsolidated joint ventures (3)	962	(187,559)	12,058	(182,018)
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	1,523	897	5,513	3,949
Noncontrolling interest - redeemable preferred units of the Operating Partnership	860	953	3,594	3,738

Funds from operations (FFO) attributable to the Operating Partnership	167,438	(749)	700,350	472,296

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	21,382	(107)	94,078	68,508

Funds from operations attributable to Boston Properties, Inc.	$146,056	$(642)	$606,272	$403,788

Our percentage share of funds from operations - basic	87.23%	85.67%	86.57%	85.49%

Weighted average shares outstanding - basic	138,761	120,788	131,050	119,980

FFO per share basic	$1.05	$(0.01)	$4.63	$3.37

Weighted average shares outstanding - diluted	140,920	120,788	132,973	122,759

FFO per share diluted	$1.04	$(0.01)	$4.59	$3.33

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $79,125, $79,766, $321,681 and $304,147, our share of unconsolidated joint venture real estate depreciation and amortization of $30,507, $36,399, $126,943 and $80,303, less corporate-related depreciation and amortization of $479, $497, $1,906 and $1,850 for the three months and year ended December 31, 2009 and 2008, respectively.
(3)	Includes non-cash impairment losses aggregating approximately $6.2 million and $13.6 million for the three months and year ended December 31, 2009, respectively, and $188.3 million for the three months and year ended December 31, 2008 in accordance with the guidance in Accounting Standards Codification (“ASC”) 323 “Investments-Equity Method and Joint Ventures” (formerly known as APB No. 18 “The Equity Method of Accounting for Investments in Common Stock”) and ASC 360 “Property, Plant and Equipment” (formerly known as SFAS No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”).

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2009	December 31, 2008
Greater Boston	89.6%	92.9%
Greater Washington, D.C.	95.5%	96.1%
Midtown Manhattan	95.4%	98.4%
Princeton/East Brunswick, NJ	81.7%	83.8%
Greater San Francisco	91.1%	92.8%

Total Portfolio	92.4%	94.5%

	% Leased by Type
	December 31, 2009	December 31, 2008
Class A Office Portfolio	92.8%	95.2%
Office/Technical Portfolio	83.4%	81.9%

Total Portfolio	92.4%	94.5%